                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933


                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
             (Exact name of registrant as specified in its charter)

      Pennsylvania                                      23-2202671
(State of incorporation)                    (I.R.S. Employer Identification No.)

           One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004
               (Address of principal executive offices) (Zip Code)

                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
               EMPLOYEE'S STOCK OPTION PLAN (AMENDED AND RESTATED)
                            (Full title of the plan)

                         Mr. James J. Maguire, President
                                       or
                           Craig P. Keller, Secretary
                     Philadelphia Consolidated Holding Corp.
                            One Bala Plaza, Suite 100
                         Bala Cynwyd, Pennsylvania 19004
                     (Name and address of agent for service)

                                 (610) 617-7900
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                           Michael M. Sherman, Esquire
                       Wolf, Block, Schorr and Solis-Cohen
                         Twelfth Floor Packard Building
                            15th and Chestnut Streets
                             Philadelphia, PA 19102
                                 (215) 977-2236
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                         CALCULATION OF REGISTRATION FEE



                                                     Proposed                Proposed
     Title of                                         Maximum                 Maximum              Amount of
 Securities to be           Amount to be          Offering Price             Aggregate           Registration
    Registered              Registered(1)           Per Share(2)          Offering Price              Fee
 ----------------           -------------         --------------          --------------            --------
Common Stock,                 600,000                  $34.25               $20,550,000               $6,227.27
No par value


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, represents the average of the high and low prices for the Common Stock as listed in the Nasdaq National Market of the Nasdaq Stock Market, Inc. on June 16, 1997.

                           INCORPORATION BY REFERENCE

                  Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the contents of the Registrant's Registration Statement on Form S-8, dated July 8, 1994 (Commission File No. 33-81346) are incorporated herein by reference.


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
                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on this 19th day of June, 1997.

                                    PHILADELPHIA CONSOLIDATED HOLDING CORP.


                                    By: /s/James J. Maguire
                                        --------------------
                                        James J. Maguire
                                        Chairman of the Board, President
                                        and Chief Executive Officer


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
                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Maguire and Craig P. Keller, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

       Signature                            Title                                   Date
       ---------                            -----                                   ----

/s/James J. Maguire               Chairman of the Board of Directors,           June 19, 1997
----------------------------      President and Chief Executive Officer
James J. Maguire                  (Principal Executive Officer)


/s/ Craig P. Keller               Vice President, Chief Financial               June 19, 1997
---------------------------       Officer and Secretary (Principal
Craig P. Keller                   Financial and Accounting Officer)


/s/Paul R. Hertel, Jr.            Director                                      June 18, 1997
----------------------------
Paul R. Hertel, Jr.

/s/Roger L. Larson                Director                                      June 18, 1997
----------------------------
Roger L. Larson

/s/Thomas J. McHugh               Director                                      June 18, 1997
----------------------------
Thomas J. McHugh

/s/Michael J. Morris              Director                                      June 19, 1997
----------------------------
Michael J. Morris


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

/s/Sean S. Sweeney                Director                                      June 19, 1997
----------------------------
Sean S. Sweeney

/s/J. Eustace Wolfington          Director                                      June 16, 1997
----------------------------
J. Eustace Wolfington


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
                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
                          EMPLOYEE'S STOCK OPTION PLAN
                             (AMENDED AND RESTATED)


                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX



EXHIBIT NO.      DOCUMENT                                               METHOD OF FILING
-----------      --------                                               ----------------
 4               Philadelphia Consolidated Holding Corp. Employee's
                 Stock Option Plan (Amended and Restated).                     *

 5               Opinion of Wolf, Block, Schorr and Solis-Cohen.               *

23.1             Consent of Coopers & Lybrand, L.L.P.,
                 independent accountants.                                      *

23.2             Consent of Wolf, Block, Schorr and Solis-Cohen
                 (contained in Exhibit 5).                                     *

24               Power of Attorney (included on signature page in
                 Part II of the Registration Statement).                       *

* Filed electronically herewith.


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